Exhibit 99.1

Stoneridge, Inc.▼ 39675 MacKenzie Drive, Suite 400 ▼ Novi, Michigan 48377 Phone 248-489-9300 ▼ Fax 248-489-3970

August 31, 2021

Robert R. Krakowiak (“Employee”)

Re: Separation Agreement and Release of Claims (“Agreement”)

Dear Bob,

This Agreement confirms the mutual agreement we have reached concerning your separation from employment with Stoneridge, Inc. (the “Company”) due to your voluntary resignation. Subject to your return of a signed copy of this Agreement to the undersigned no later than September 8, 2021, the Company will provide you certain separation payments and benefits as listed below:

1.	Separation from Employment. Employee and the Company mutually agree that Employee’s employment with the Company shall end effective August 31, 2021 (the “Separation Date”), at the close of business. Employee will be paid for all earned but unused vacation days as of the Separation Date. With the exception of vacation pay, Employee acknowledges that Employee is not owed any further salary, bonuses, or other compensation from the Company. In connection with separation from employment, Employee resigns from all officer, director, and member positions held with the Company and its subsidiaries, if any, effective as of the Separation Date.

2.	Separation Payment and Benefits. If Employee signs this Agreement by September 8, 2021, and the Revocation Period specified in Section 12 below expires without revocation, the Company agrees to provide the pay and benefits specified in this Section 2:

a.	Salary Continuation. Company will pay Employee the aggregate amount of Two Hundred Fifty-One Thousand Eight Hundred Seventy-Eight dollars ($251,878.00) representing six (6) months of base salary, subject to statutory payroll deductions, in equal installments for six (6) months, according to the Company’s normal payroll cycle.

b.	Healthcare Coverage. All health insurance benefits which covered Employee and/or Employee’s eligible dependents will be discontinued as of the last day of the calendar month of the Separation Date. Employee and Employee’s eligible dependents are entitled to continue health insurance benefits under which Employee is currently covered, as may be modified by the Company from time to time, under and through the terms of the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). If Employee elects COBRA benefits to continue Company-provided health insurance benefits, the Company will directly pay Employee’s COBRA premiums for a period of six (6) months following the Separation Date (provided Employee remains eligible for COBRA coverage during that time). Employee is responsible for notifying the Company when Employee becomes covered by other coverage. If Employee elects to continue COBRA benefits beyond the six (6) months provided, Employee will solely be responsible for COBRA premiums, if any. All terms of coverage will be in accordance with the provisions of COBRA as described in the separate COBRA notification form that will be provided to Employee and Employee’s enrolled dependents.

This period of Company-provided COBRA coverage exceeds coverage required in accordance with the terms of the America Rescue Plan Act of 2021 (“ARPA”), under which the Company is required to pay the monthly cost for current levels of medical and dental coverage through September 30, 2021, provided Employee timely submits an election to continue coverage under COBRA and Employee remains an “assistance-eligible individual” under ARPA. The period during which premiums are paid by the Company shall be part of Employee’s 18-month eligibility period under COBRA (or such longer period for which Employee may be deemed eligible).

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c.	Annual Incentive Plan (“AIP”). Employee’s participation in the AIP is governed by the AIP and the discretion of the Board of Directors, regardless of Employee’s decision whether to enter into this Agreement.

d.	Long-Term Incentive Plan (“LTIP”). Employee’s outstanding awards under the LTIP are governed by the terms of the LTIP and Employee’s grant agreements, regardless of Employee’s decision whether to enter into this Agreement.

e.	Basic Life Insurance. Company-sponsored life insurance benefits will cease as of the Separation Date. Employee shall be eligible for whatever conversion option, if any, as may be applicable under the Company’s life insurance program.

3.	Mutual Release of Claims.

a.	In exchange for entering this Agreement and for the benefits provided herein, and except as provided in this Agreement, Employee and Employee’s heirs, personal representatives, successors and assigns, hereby forever release, remise and discharge the Company and each of its past, present, and future officers, directors, shareholders, members, employees, trustees, agents, representatives, affiliates, successors and assigns (collectively the “Company Released Parties”) from any and all claims, claims for relief, demands, actions and causes of action of any kind or description whatsoever, known or unknown, whether arising out of contract, tort, statute, treaty or otherwise, in law or in equity, which Employee now has, has had, or may hereafter have against any of the Company Released Parties from the beginning of Employee’s employment with Company to the date of this release, arising from, connected with, or in any way growing out of, or related to, directly or indirectly, (i) Employee’s employment with Company, (ii) Employee’s service as an officer or key employee, as the case may be, of Company, (iii) any transaction prior to the date of this release and all effects, consequences, losses and damages relating thereto, (iv) the services provided by Employee to Company, or (v) Employee’s termination of employment with Company under the common law or any federal or state statute, including, but not limited to, all claims arising under the Civil Rights Acts of 1866 and 1964, the Fair Labor Standards Act of 1938, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, the Genetic Information Nondiscrimination Act of 2008, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Title 4112 and 4113 of the Ohio Revised Code, the statutory and common laws of Michigan and any and all jurisdictions in which the Company or its affiliates maintain a place of business, and all other foreign, federal, state and local laws governing employers and employees, all as amended.

b.	Notwithstanding Employee’s release of claims in this Section 3, nothing in this Agreement will bar, impair, affect, or release (i) Company’s obligations, covenants, and agreements set forth in this Agreement; (ii) Employee’s vested retirement, deferred compensation, and savings benefits (including 401(k)), which shall continue in accordance with the governing plan documents, and (iii) Company’s continuing obligation to indemnify, defend, and hold Employee harmless, whether such obligations arise under the Company’s articles of incorporation, code of regulations, resolutions, statutory or common law, and/or insurance policies; Company confirms its obligation to defend and indemnify Employee to the fullest extent permitted by applicable law, including without limitation indemnity against any and all costs, fees, and expenses, in connection with any threatened, pending, or future action, suit, proceeding, arbitration, or other alternative dispute resolution mechanism, whether domestic or foreign, whether civil, criminal, administrative, or investigative, to which the Employee is or at any time becomes a party, or is threatened to be made a party, as a result, directly or indirectly, of serving at any time as a director, officer, employee, or agent of the Company or any of its subsidiaries.

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c.	The Company Released Parties similarly release Employee to the same extent and on the same terms as Employee releases the Company Released Parties, provided, however, that this release does not apply in the event that: (1) Employee has committed fraud, embezzlement, or engaged in other criminal activity, or (2) Employee has violated any restrictive covenant applicable to Employee.

d.	Employee retains the right to file a charge of alleged employment discrimination with the federal Equal Employment Opportunity Commission (EEOC) or a state or local civil rights agency or to participate in the investigation of such charge filed by another person or to initiate or respond to communications with the EEOC or a state or local civil rights agency; however, Employee waives all rights to recover or share in any damages or monetary payment awarded under any EEOC charge or action or any state or local agency complaint or action; and (ii) Employee retains the right to file a charge or Complaint or otherwise communicate with the Securities and Exchange Commission (SEC) or participate in any investigation or proceeding conducted by the SEC, and the release does not limit Employee’s right to receive an award for information provided to the SEC.

e.	Employee acknowledges that this Agreement was reached through mutual negotiation and that Employee is executing this Agreement voluntarily, under no duress caused by the Company. Employee agrees that this Agreement releases any and all claims arising under the Age Discrimination in Employment Act (“ADEA”) and that a portion of the consideration in Section 2 is being paid for the express purpose of releasing rights under the ADEA. By signing this Agreement, Employee is not waiving the right to any ADEA claims that arise after the signing of this Agreement.

4.	Covenants.

a.	Employee acknowledges that Employee is subject to the following covenants for six (6) months from the Separation Date:

i.	Employee shall not, directly or indirectly, own, manage, control, or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor, or otherwise with the following competitors: Continental, Bosch, Mekra Lang, CTS Corporation, GHSP, Kongsberg Automotive, ZF Friedrichshafen AG, Motherson Sumi Systems, and Ficosa Corporation. Employee and the Company acknowledge that the ownership of not more than one percent (1%) of any class of publicly traded securities of any entity shall not be deemed a violation of this covenant.

ii.	Employee shall not, without prior written consent of the Company, solicit or divert any Customers of the Company for the purposes of providing products or services that are the same or substantially similar to those provided by the Company or that would displace the products or services sold by the Company. “Customers” are defined as those individuals or entities that the Company has solicited or to which it has provided any products or services and (i) about whom the Employee has had access to confidential information during the two (2) years prior to the Separation Date or (ii) from whom Employee has solicited any business relationship on behalf of the Company during the two (2) years prior to the Separation Date. Customers do not include those who have ceased doing business with the Company at least six (6) months prior to the Separation Date.

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b.	Employee acknowledges that Employee is subject to the following covenant for twelve (12) months from the Separation Date:

i.	Employee shall not, without prior written consent of Company, on Employee’s behalf or on behalf of any person or entity, directly or indirectly, hire or solicit the employment of any employee who has been employed by the Company or its subsidiaries or affiliates at any time during the six (6) months immediately preceding such date of hiring or solicitation.

5.	Mutual Non-Disparagement.

a.	Employee agrees that Employee will not, directly or indirectly or through an agent, make or cause to be made any oral or written statements that are of a derogatory, defamatory, or otherwise negative or critical nature concerning the Company or its employees, officers, directors, or products, to any other persons or entities, including but not limited to statements regarding its leadership, business practices, and Employee’s treatment by the Company. Employee will be responsible for any breach of this section caused by Employee or by Employee’s agents. However, nothing in this Agreement shall prohibit Employee from providing truthful testimony pursuant to a subpoena or court order or initiating communications directly with, or responding to any inquiry from, or providing testimony before any U.S. or foreign federal, state, or local regulatory or other governmental authority.

b.	The Company similarly agrees that no current corporate officer or director shall disparage Employee to the same extent and on the same terms as Employee agrees not to disparage Company under this Agreement.

6.	Transition Services. Employee agrees to provide Transition Services (the “Services”) by making himself reasonably available to answer questions related to the operations of the Company and to provide support to the Company as required to effectively transition Employee’s responsibilities to the appropriate Company representatives. Employee acknowledges that he will provide the Services until February 28, 2022.

7.	Return of Property. Employee has, or will return to the Company or destroy (in the case of any duplicate records) by the Separation Date, (i) all property of the Company in Employee’s possession or under Employee’s control, including, but not limited to, any Company credit cards, keys, badges, computers, phones, equipment and supplies, and (ii) all originals and copies of writings and records (including records stored in electronic form) relating to the Company’s business (without retaining any copies).

8.	Confidentiality of Agreement. Unless and until this Agreement enters the public domain through no fault of Employee, Employee agrees to keep the terms of this Agreement confidential and not to disclose, discuss, release, or publicize such terms in any way to any persons or entities, including but not limited to, other current or former employees of the Company provided, however, Employee may disclose the terms of this Agreement to Employee’s attorneys and/or accountant(s) as may be required in carrying out their respective duties, to Employee’s immediate family, or as otherwise required by law. The provisions of this Section 8 do not in any way prohibit Employee from providing truthful information to any governmental agency or official.

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9.	Company Confidential Information.

a.	Employee acknowledges and agrees that in the performance of Employee’s duties as an employee of the Company, Employee was brought into contact with, had or may have had access to, and/or became informed of confidential and proprietary information of the Company and/or information which is a competitive asset of the Company (collectively, “Confidential Information”) and the disclosure of which would be harmful of the interests of the Company or its subsidiaries or affiliates. Confidential Information shall include, without limitation, the following information to the extent it has not been disclosed publicly: (i) customer, distributor and supplier information, (ii) product and systems specifications, schematics, designs, concepts for new or improved products and costs, (iii) future corporate planning data, (iv) marketing strategies, (v) the Company’s financial results and business condition, and (vi) any other information which constitutes a “trade secret” under federal or state law. Such Confidential Information is more fully described in Subsection (b) of this Section 8. Employee acknowledges that the Confidential Information of the Company gained by Employee during Employee’s association with the Company was developed by and/or for the Company through a substantial expenditure of time, effort and money and constitutes valuable and unique property of the Company.

b.	Employee will keep in strict confidence, and will not, directly or indirectly, at any time, disclose, furnish, disseminate, make available, use or suffer to be used in any manner any Confidential Information of the Company without limitations as to when or how Employee may have acquired such Confidential Information. Employee specifically acknowledges that Confidential Information includes any and all non-public information, whether reduced to writing (or in a form from which information can be obtained, translated, or derived into reasonably usable form), or maintained in the mind or memory of Employee and whether compiled or created by the Company, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, that reasonable efforts have been put forth by the Company to maintain the secrecy of confidential or proprietary or trade secret information, that such information is and will remain the sole property of the Company, and that any retention or use by Employee of confidential or proprietary or trade secret information after the termination of Employee’s employment with and services for the Company shall constitute a misappropriation of the Company’s Confidential Information.

c.	Regarding trade secrets specifically: Pursuant to 18 USC § 1833(b), Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Note that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

10.	Cooperation. Employee shall cooperate fully with the Company and with the Company’s counsel in connection with any investigation, litigation, or administrative proceeding involving the Company that relates to matters during the period of Employee’s employment by the Company. Employee shall be reimbursed by the Company for reasonable expenses incurred in connection with such cooperation. The Company shall reasonably endeavor to schedule any requests at times not conflicting with the reasonable requirements of any employer of Employee. Employee shall not unreasonably withhold Employee’s availability for such cooperation.

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11.	Successors and Binding Agreements.

a.	This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitations, any persons acquiring, directly or indirectly, all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization, or otherwise (and such successor shall thereafter be deemed included in the definition of the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

b.	This Agreement shall inure to the benefit of and be enforceable by Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributes, and/or legatees.

12.	Review Period and Revocation Period. Employee shall have twenty-one (21) days from receipt of this Agreement within which to decide if Employee wants to sign it. Employee has seven (7) days after signing this Agreement in which to revoke Employee’s acceptance (“Revocation Period”). To revoke acceptance, Employee must inform the Company in writing to the undersigned that Employee has decided to revoke Employee’s acceptance. This Agreement will not be effective until the Revocation Period has expired with no revocation. Employee has been advised by the Company to consult an attorney prior to signing this Agreement.

13.	Acknowledgment. By entering into this Agreement, and in connection with Employee’s release of claims set forth above, Employee acknowledges that:

a.	Employee is knowingly and voluntarily entering into this Agreement;

b.	No promise or inducement has been offered to Employee except as set forth herein;

c.	This Agreement has been written in understandable language, and all provisions hereof are understood by Employee; and

d.	Employee acknowledges that Employee has been given the opportunity to ask questions about the Agreement and to be represented by an attorney in connection with the acceptance and signing of this Agreement.

14.	Code Section 409A Compliance. This Agreement is intended to be operated in compliance with the provisions of Section 409A of the Internal Revenue Code. In the event that any provision of this Agreement fails to satisfy the provisions of Section 409A of the Code, then such provision shall be reformed so as to comply with Section 409A of the Code and to preserve as closely as possible the intention of the parties to provide the mutual rights and obligations under this Agreement, to the extent practicable; provided that, in the event it is determined not to be feasible to so reform a provision of this Agreement as it applies to a payment or benefit due to Employee or Employee’s beneficiary(ies), such payment shall be made without complying with Section 409A of the Code.

15.	Entire Agreement. This Agreement shall constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement and shall supersede all prior verbal or written agreements, covenants, communications, understandings, commitments, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject matter. This Agreement may not be modified, waived or amended unless such modification, waiver, or amendment is in writing and signed by Employee and the Company.

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16.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Michigan.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

STONERIDGE, INC.

By:	/s/ Susan Benedict

Date:	August 31, 2021

/s/ Robert R. Krakowiak
Robert R. Krakowiak

Date:	August 31, 2021

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